77I
ACGF Legacy Large Cap 07/31/2006 NSAR filing

77I.   Terms of new or amended securities

a)  N

b)  Legacy Large Cap, a new series of the Registrant, began offering the Investor, Institutional,
Advisor and R classes during the period.  The following describes the new classes of the fund, as called for by the applicable registration statement item:

Each fund is a series of shares issued by the corporation, and shares of each fund have equal voting rights. In addition, each series (or fund) may be divided into separate classes. Additional funds and classes may be added without a shareholder vote.  Each fund votes separately on matters affecting that fund exclusively. Voting rights are not cumulative, so investors holding more than 50% of the corporation's (all funds') outstanding shares may be able to elect a Board of Directors. The corporation undertakes dollar-based voting, meaning that the number of votes a shareholder is entitled to is based upon the dollar amount of the shareholder's investment. The election of directors is determined by the votes received from all the corporation's shareholders without regard to whether a majority of shares of any one fund voted in favor of a particular nominee or all nominees as a group.

The assets belonging to each series are held separately by the custodian and the shares of each series represent a beneficial interest in the principal, earnings and profit (or losses) of investments and other assets held for each series.  Shareholder's rights are the same for all series of securities unless otherwise stated. Within their respective series, all shares have equal redemption rights. Each share, when issued, is fully paid and non-assessable.

Each shareholder has rights to dividends and distributions declared by the fund he or she owns and to the net assets of such fund upon its liquidation or dissolution proportionate to his or her share ownership interest in the fund.

Unless otherwise specified, the minimum initial investment amount to open an account is $2,500.
Financial intermediaries may open an account with $250, but may require their clients to meet different investment minimums.  To open a Coverdell Education Savings Account (CESA), the minimum initial investment amount is $2,000.

The funds' R and Advisor Classes are intended for purchase by participants in employer-sponsored retirement or savings plans and for persons purchasing shares through financial intermediaries that provide various administrative and distribution services. Financial Intermediaries include banks, broker-dealers, insurance companies, plan sponsors and financial professionals.  Your ability to purchase, exchange, redeem and transfer shares will be affected by the policies of the financial intermediary through which you do business.


Some policy differences may include

*  minimum investment requirements
*  exchange policies
*  fund choices
*  cutoff time for investments
*  trading restrictions

In addition, your financial intermediary may charge a transaction fee for the purchase or sale of fund shares. Those charges retained by the financial intermediary and are not shared with American Century or the funds. Please contact your financial intermediary or plan sponsor for a complete description of its policies. Copies of the funds' annual report, semiannual report and statement of additional information are available from your financial intermediary or plan sponsor.

The funds have authorized certain financial intermediaries to accept orders on the funds' behalf.
American Century has selling agreements with these financial intermediaries requiring them to track the time investment orders are received and to comply with procedures relating to the transmission of orders. Orders must be received by the financial intermediary on a fund's behalf before the time the net asset value is determined in order to receive that day's share price. If those orders are transmitted to
American Century and paid for in accordance with the selling agreement, they will be priced at the net asset value next determined after your request is received in the form required by the financial intermediary.

The Institutional Class shares are made available for purchase by large institutional shareholders such as bank trust departments, corporations, retirement plans, endowments, foundations and financial advisors that meet the funds' minimum investment requirements. Institutional Class shares are not available for purchase by insurance companies for variable annuity and variable life products.  The minimum initial investment amount is $5 million ($3 million for endowments and foundations) per fund. If you invest with us through a financial intermediary, this requirement may be met if your financial intermediary aggregates your investments with those of other clients into a single group, or omnibus, account that meets the minimum. The minimum investment requirement may be waived if you, or your financial intermediary if you invest through an omnibus account, have an aggregate investment in our family of funds of $10 million or more ($5 million for endowments and foundations). In addition, financial intermediaries or plan recordkeepers may require retirement plans to meet certain other conditions, such as plan size or a minimum level of assets per participant, in order to be eligible to purchase Institutional Class shares.

Redemption proceeds will be calculated using the net asset value (NAV) next determined after the transaction request is received in good order.  However, American Century reserves the right to delay delivery of redemption proceeds up to seven days. For example, each time you make an investment with
American Century, there is a seven-day holding period before we will release redemption proceeds from those shares, unless you provide us with satisfactory proof that your purchase funds have cleared.
Investments by wire generally require only a one-day holding period. If you change your address, we may require that any redemption request made within 15 days be submitted in writing and be signed by all authorized signers with their signatures guaranteed. If you change your bank information, we may impose a 15-day holding period before we will transfer or wire redemption proceeds a shareholder's bank.  A $10 fee will be deducted from the amount redeemed of redemptions by wire. A shareholder's bank also may charge a fee.  American Century reserves the right to honor certain redemptions with securities, rather than cash,

If, during any 90-day period, a shareholder redeems fund shares worth more than $250,000 (or 1% of the value of a fund's assets if that amount is less than $250,000), American Century  reserves the right to pay part or all of the redemption proceeds in excess of this amount in readily marketable securities instead of in cash. The fund managers would select these securities from the fund's portfolio.

American Century will value these securities in the same manner as we do in computing the fund's net asset value. American Century may provide these securities in lieu of cash without prior notice. Also, if payment is made in securities, a shareholder may have to pay brokerage or other transaction costs to convert the securities to cash.

If a shareholder's redemption would exceed this limit and he would like to avoid being paid in securities, he must provide American Century with an unconditional instruction to redeem at least 15 days prior to the date on which the redemption transaction is to occur. The instruction must specify the dollar amount or number of shares to be redeemed and the date of the transaction. This minimizes the effect of the redemption on a fund and its remaining investors.

If an account balance falls below the minimum initial investment amount for any reason other than as a result of market fluctuation, American Century will notify the account holder and give him 90 days to meet the minimum. If the deadline is not met, American Century reserves the right to redeem the shares in the account and send the proceeds to the address of record. You also may incur tax liability as a result of the redemption. For Institutional Class shares, we reserve the right to convert your shares to
Investor Class shares of the same fund. The Investor Class shares have a unified management fee that is
0.20% higher than the Institutional Class.

American Century may require a signature guarantee for the following transactions.
*  A shareholder chooses to conduct business in writing only and would like to redeem over $100,000.
*  A shareholder's redemption or distribution check, Check-A-Month or automatic redemption is made payable to someone other than the account owners.
*  A shareholder's redemption proceeds or distribution amount is sent by EFT (ACH or wire) to a destination other than your personal bank account.
*  A shareholder transfers ownership of an account over $100,000.
*  A shareholder changes his address and requests a redemption over $100,000 within 15 days.
*  A shareholder changes his bank information and request a redemption within 15 days.

American Century reserves the right to require a signature guarantee for other transactions, at its discretion.

Investment instructions are irrevocable. That means that once a shareholder has mailed or otherwise transmitted his investment instruction, he may not modify or cancel it. The fund reserves the right to suspend the offering of shares for a period of time and to reject any specific investment (including a purchase by exchange). Additionally, American Century may refuse a purchase if, in its judgment, it is of a size that would disrupt the management of the fund.

ACGF Legacy Focused Large Cap
07/31/2006 NSAR filing

77I.   Terms of new or amended securities

a)  N

b)  Legacy Focused Large Cap, a new series of the Registrant, began offering the Investor,
Institutional, Advisor and R classes during the period.  The following describes the new classes of the fund, as called for by the applicable registration statement item:

Each fund is a series of shares issued by the corporation, and shares of each fund have equal voting rights. In addition, each series (or fund) may be divided into separate classes. Additional funds and classes may be added without a shareholder vote.  Each fund votes separately on matters affecting that fund exclusively. Voting rights are not cumulative, so investors holding more than 50% of the corporation's (all funds') outstanding shares may be able to elect a Board of Directors. The corporation undertakes dollar-based voting, meaning that the number of votes a shareholder is entitled to is based upon the dollar amount of the shareholder's investment. The election of directors is determined by the votes received from all the corporation's shareholders without regard to whether a majority of shares of any one fund voted in favor of a particular nominee or all nominees as a group.

The assets belonging to each series are held separately by the custodian and the shares of each series represent a beneficial interest in the principal, earnings and profit (or losses) of investments and other assets held for each series.  Shareholder's rights are the same for all series of securities unless otherwise stated. Within their respective series, all shares have equal redemption rights. Each share, when issued, is fully paid and non-assessable.

Each shareholder has rights to dividends and distributions declared by the fund he or she owns and to the net assets of such fund upon its liquidation or dissolution proportionate to his or her share ownership interest in the fund.

Unless otherwise specified, the minimum initial investment amount to open an account is $2,500.
Financial intermediaries may open an account with $250, but may require their clients to meet different investment minimums.  To open a Coverdell Education Savings Account (CESA), the minimum initial investment amount is $2,000.

The funds' R and Advisor Classes are intended for purchase by participants in employer-sponsored retirement or savings plans and for persons purchasing shares through financial intermediaries that provide various administrative and distribution services. Financial Intermediaries include banks, broker-dealers, insurance companies, plan sponsors and financial professionals.  Your ability to purchase, exchange, redeem and transfer shares will be affected by the policies of the financial intermediary through which you do business.


Some policy differences may include

*  minimum investment requirements
*  exchange policies
*  fund choices
*  cutoff time for investments
*  trading restrictions

In addition, your financial intermediary may charge a transaction fee for the purchase or sale of fund shares. Those charges retained by the financial intermediary and are not shared with American Century or the funds. Please contact your financial intermediary or plan sponsor for a complete description of its policies. Copies of the funds' annual report, semiannual report and statement of additional information are available from your financial intermediary or plan sponsor.

The funds have authorized certain financial intermediaries to accept orders on the funds' behalf.
American Century has selling agreements with these financial intermediaries requiring them to track the time investment orders are received and to comply with procedures relating to the transmission of orders. Orders must be received by the financial intermediary on a fund's behalf before the time the net asset value is determined in order to receive that day's share price. If those orders are transmitted to
American Century and paid for in accordance with the selling agreement, they will be priced at the net asset value next determined after your request is received in the form required by the financial intermediary.

The Institutional Class shares are made available for purchase by large institutional shareholders such as bank trust departments, corporations, retirement plans, endowments, foundations and financial advisors that meet the funds' minimum investment requirements. Institutional Class shares are not available for purchase by insurance companies for variable annuity and variable life products.  The minimum initial investment amount is $5 million ($3 million for endowments and foundations) per fund. If you invest with us through a financial intermediary, this requirement may be met if your financial intermediary aggregates your investments with those of other clients into a single group, or omnibus, account that meets the minimum. The minimum investment requirement may be waived if you, or your financial intermediary if you invest through an omnibus account, have an aggregate investment in our family of funds of $10 million or more ($5 million for endowments and foundations). In addition, financial intermediaries or plan recordkeepers may require retirement plans to meet certain other conditions, such as plan size or a minimum level of assets per participant, in order to be eligible to purchase Institutional Class shares.

Redemption proceeds will be calculated using the net asset value (NAV) next determined after the transaction request is received in good order.  However, American Century reserves the right to delay delivery of redemption proceeds up to seven days. For example, each time you make an investment with
American Century, there is a seven-day holding period before we will release redemption proceeds from those shares, unless you provide us with satisfactory proof that your purchase funds have cleared.
Investments by wire generally require only a one-day holding period. If you change your address, we may require that any redemption request made within 15 days be submitted in writing and be signed by all authorized signers with their signatures guaranteed. If you change your bank information, we may impose a 15-day holding period before we will transfer or wire redemption proceeds a shareholder's bank.  A $10 fee will be deducted from the amount redeemed of redemptions by wire. A shareholder's bank also may charge a fee.  American Century reserves the right to honor certain redemptions with securities, rather than cash,

If, during any 90-day period, a shareholder redeems fund shares worth more than $250,000 (or 1% of the value of a fund's assets if that amount is less than $250,000), American Century  reserves the right to pay part or all of the redemption proceeds in excess of this amount in readily marketable securities instead of in cash. The fund managers would select these securities from the fund's portfolio.

American Century will value these securities in the same manner as we do in computing the fund's net asset value. American Century may provide these securities in lieu of cash without prior notice. Also, if payment is made in securities, a shareholder may have to pay brokerage or other transaction costs to convert the securities to cash.

If a shareholder's redemption would exceed this limit and he would like to avoid being paid in securities, he must provide American Century with an unconditional instruction to redeem at least 15 days prior to the date on which the redemption transaction is to occur. The instruction must specify the dollar amount or number of shares to be redeemed and the date of the transaction. This minimizes the effect of the redemption on a fund and its remaining investors.

If an account balance falls below the minimum initial investment amount for any reason other than as a result of market fluctuation, American Century will notify the account holder and give him 90 days to meet the minimum. If the deadline is not met, American Century reserves the right to redeem the shares in the account and send the proceeds to the address of record. You also may incur tax liability as a result of the redemption. For Institutional Class shares, we reserve the right to convert your shares to
Investor Class shares of the same fund. The Investor Class shares have a unified management fee that is
0.20% higher than the Institutional Class.

American Century may require a signature guarantee for the following transactions.
*  A shareholder chooses to conduct business in writing only and would like to redeem over $100,000.
*  A shareholder's redemption or distribution check, Check-A-Month or automatic redemption is made payable to someone other than the account owners.
*  A shareholder's redemption proceeds or distribution amount is sent by EFT (ACH or wire) to a destination other than your personal bank account.
*  A shareholder transfers ownership of an account over $100,000.
*  A shareholder changes his address and requests a redemption over $100,000 within 15 days.
*  A shareholder changes his bank information and request a redemption within 15 days.

American Century reserves the right to require a signature guarantee for other transactions, at its discretion.

Investment instructions are irrevocable. That means that once a shareholder has mailed or otherwise transmitted his investment instruction, he may not modify or cancel it. The fund reserves the right to suspend the offering of shares for a period of time and to reject any specific investment (including a purchase by exchange). Additionally, American Century may refuse a purchase if, in its judgment, it is of a size that would disrupt the management of the fund.



77I.doc
ACGF Legacy Multi Cap 07/31/2006 NSAR filing

77I.   Terms of new or amended securities

a)  N

b)  Legacy Multi Cap, a new series of the Registrant, began offering the Investor, Institutional,
Advisor and R classes during the period.  The following describes the new classes of the fund, as called for by the applicable registration statement item:

Each fund is a series of shares issued by the corporation, and shares of each fund have equal voting rights. In addition, each series (or fund) may be divided into separate classes. Additional funds and classes may be added without a shareholder vote.  Each fund votes separately on matters affecting that fund exclusively. Voting rights are not cumulative, so investors holding more than 50% of the corporation's (all funds') outstanding shares may be able to elect a Board of Directors. The corporation undertakes dollar-based voting, meaning that the number of votes a shareholder is entitled to is based upon the dollar amount of the shareholder's investment. The election of directors is determined by the votes received from all the corporation's shareholders without regard to whether a majority of shares of any one fund voted in favor of a particular nominee or all nominees as a group.

The assets belonging to each series are held separately by the custodian and the shares of each series represent a beneficial interest in the principal, earnings and profit (or losses) of investments and other assets held for each series.  Shareholder's rights are the same for all series of securities unless otherwise stated. Within their respective series, all shares have equal redemption rights. Each share, when issued, is fully paid and non-assessable.

Each shareholder has rights to dividends and distributions declared by the fund he or she owns and to the net assets of such fund upon its liquidation or dissolution proportionate to his or her share ownership interest in the fund.

Unless otherwise specified, the minimum initial investment amount to open an account is $2,500.
Financial intermediaries may open an account with $250, but may require their clients to meet different investment minimums.  To open a Coverdell Education Savings Account (CESA), the minimum initial investment amount is $2,000.

The funds' R and Advisor Classes are intended for purchase by participants in employer-sponsored retirement or savings plans and for persons purchasing shares through financial intermediaries that provide various administrative and distribution services. Financial Intermediaries include banks, broker-dealers, insurance companies, plan sponsors and financial professionals.  Your ability to purchase, exchange, redeem and transfer shares will be affected by the policies of the financial intermediary through which you do business.


Some policy differences may include

*  minimum investment requirements
*  exchange policies
*  fund choices
*  cutoff time for investments
*  trading restrictions

In addition, your financial intermediary may charge a transaction fee for the purchase or sale of fund shares. Those charges retained by the financial intermediary and are not shared with American Century or the funds. Please contact your financial intermediary or plan sponsor for a complete description of its policies. Copies of the funds' annual report, semiannual report and statement of additional information are available from your financial intermediary or plan sponsor.

The funds have authorized certain financial intermediaries to accept orders on the funds' behalf.
American Century has selling agreements with these financial intermediaries requiring them to track the time investment orders are received and to comply with procedures relating to the transmission of orders. Orders must be received by the financial intermediary on a fund's behalf before the time the net asset value is determined in order to receive that day's share price. If those orders are transmitted to
American Century and paid for in accordance with the selling agreement, they will be priced at the net asset value next determined after your request is received in the form required by the financial intermediary.

The Institutional Class shares are made available for purchase by large institutional shareholders such as bank trust departments, corporations, retirement plans, endowments, foundations and financial advisors that meet the funds' minimum investment requirements. Institutional Class shares are not available for purchase by insurance companies for variable annuity and variable life products.  The minimum initial investment amount is $5 million ($3 million for endowments and foundations) per fund. If you invest with us through a financial intermediary, this requirement may be met if your financial intermediary aggregates your investments with those of other clients into a single group, or omnibus, account that meets the minimum. The minimum investment requirement may be waived if you, or your financial intermediary if you invest through an omnibus account, have an aggregate investment in our family of funds of $10 million or more ($5 million for endowments and foundations). In addition, financial intermediaries or plan recordkeepers may require retirement plans to meet certain other conditions, such as plan size or a minimum level of assets per participant, in order to be eligible to purchase Institutional Class shares.

Redemption proceeds will be calculated using the net asset value (NAV) next determined after the transaction request is received in good order.  However, American Century reserves the right to delay delivery of redemption proceeds up to seven days. For example, each time you make an investment with
American Century, there is a seven-day holding period before we will release redemption proceeds from those shares, unless you provide us with satisfactory proof that your purchase funds have cleared.
Investments by wire generally require only a one-day holding period. If you change your address, we may require that any redemption request made within 15 days be submitted in writing and be signed by all authorized signers with their signatures guaranteed. If you change your bank information, we may impose a 15-day holding period before we will transfer or wire redemption proceeds a shareholder's bank.  A $10 fee will be deducted from the amount redeemed of redemptions by wire. A shareholder's bank also may charge a fee.  American Century reserves the right to honor certain redemptions with securities, rather than cash,

If, during any 90-day period, a shareholder redeems fund shares worth more than $250,000 (or 1% of the value of a fund's assets if that amount is less than $250,000), American Century  reserves the right to pay part or all of the redemption proceeds in excess of this amount in readily marketable securities instead of in cash. The fund managers would select these securities from the fund's portfolio.

American Century will value these securities in the same manner as we do in computing the fund's net asset value. American Century may provide these securities in lieu of cash without prior notice. Also, if payment is made in securities, a shareholder may have to pay brokerage or other transaction costs to convert the securities to cash.

If a shareholder's redemption would exceed this limit and he would like to avoid being paid in securities, he must provide American Century with an unconditional instruction to redeem at least 15 days prior to the date on which the redemption transaction is to occur. The instruction must specify the dollar amount or number of shares to be redeemed and the date of the transaction. This minimizes the effect of the redemption on a fund and its remaining investors.

If an account balance falls below the minimum initial investment amount for any reason other than as a result of market fluctuation, American Century will notify the account holder and give him 90 days to meet the minimum. If the deadline is not met, American Century reserves the right to redeem the shares in the account and send the proceeds to the address of record. You also may incur tax liability as a result of the redemption. For Institutional Class shares, we reserve the right to convert your shares to
Investor Class shares of the same fund. The Investor Class shares have a unified management fee that is
0.20% higher than the Institutional Class.

American Century may require a signature guarantee for the following transactions.
*  A shareholder chooses to conduct business in writing only and would like to redeem over $100,000.
*  A shareholder's redemption or distribution check, Check-A-Month or automatic redemption is made payable to someone other than the account owners.
*  A shareholder's redemption proceeds or distribution amount is sent by EFT (ACH or wire) to a destination other than your personal bank account.
*  A shareholder transfers ownership of an account over $100,000.
*  A shareholder changes his address and requests a redemption over $100,000 within 15 days.
*  A shareholder changes his bank information and request a redemption within 15 days.

American Century reserves the right to require a signature guarantee for other transactions, at its discretion.

Investment instructions are irrevocable. That means that once a shareholder has mailed or otherwise transmitted his investment instruction, he may not modify or cancel it. The fund reserves the right to suspend the offering of shares for a period of time and to reject any specific investment (including a purchase by exchange). Additionally, American Century may refuse a purchase if, in its judgment, it is of a size that would disrupt the management of the fund.
